CONSULTING AGREEMENT
                              --------------------

This Consulting Agreement is made on this 4th day of December 2003.

                                     BETWEEN

Franco Maccioni, a Consultant having his mailing address at Perlemoen Str, Bloubergstrand, South Africa; Thobeka Mafuduka, a Consultant having her mailing address at PO Box 121, Parow, South Africa; Mpilo Mdakane, a Consultant having his mailing address at C/O 3 Volute Circle, Sunset Beach, South Africa; Patricia Terhorst-Davis, a Consultant having her mailing address at 6th Floor, 4 Loop St, Cape Town, South Africa; Troy Lynette, a Consultant having his mailing address at 12549 McKenzie Ct, Broomfield,CO 80020-5315; Rob Packham, a Consultant having his mailing address at 49 Section St, Paarden Eiland, South Africa; Sooren Ramdenee, a Consultant having his mailing address at 49 Section St, Paarden Eiland, South Africa; Vuyo Mkhize, a Consultant having his mailing address at C/O 3 Volute Circle, Sunset Beach, South Africa; Deon Katzen, a Consultant having his mailing address at 10 Savannah, Kingswood Ct, Riverclub, South Africa; and Constance Maccioni, a Consultant having her mailing address at 10 Kirby Rd, Gordons Bay, South Africa. The above listed Consultants shall be referred to collectively hereafter as "Consultants" or individually as "Consultant".

                                       AND

Maximum Dynamics, Inc., having its office at 2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado, 80903.

WHEREAS

         WHEREAS, CONSULTANTS provide technology development services, infrastructure development, operational project management, business development services, and engineering services for businesses and professionals in the IT and financial services sector; and,

         WHEREAS, Company wishes to engage the services of CONSULTANTS;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

DURATION

This agreement commences on December 4th, 2003 and will be effective until December 4, 2003, as per the terms listed herein. Thereafter it shall be reviewed for further extension on mutually agreeable terms.

FINANCIAL

CONSULTANTS shall be paid for services as set forth in Exhibit A. The fees to be paid shall be paid with shares of registered S-8 shares of Common Stock of Maximum Dynamics, Inc. and shall be priced at a twenty percent (20%) discount to today's bid of $0.185 per share. The number of shares and issued to each CONSULTANT as payment for services is set forth in Exhibit A.

BINDING

This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant hereto constitute the entire agreement between the parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto, as the case may be.

APPLICABLE LAW

This Agreement is made pursuant to, and will be governed by, and construed and enforced in accordance with, the laws of South Africa.

TERMINATION

If this agreement is terminated previous to December 4, 2003, the CONSULTANT shall keep one twelfth (1/12) of the shares received as payment for every month CONSULTANT was retained.


ACCEPTED




For CONSULTANT                              For Maximum Dynamics


BY: /s/ Franco Maccioni                   BY: /s/ Joshua Wolcott
------------------------------            ------------------------------
        Franco Maccioni                           Joshua Wolcott

DATE: 12/04/03                            DATE: 12/04/03


BY: /s/ Thobeka Mafuduka
------------------------------
        Thobeka Mafuduka

DATE: 12/04/03



BY: /s/ Mpilo Mdakane
------------------------------
        Mpilo Mdakane

DATE: 12/04/03


BY: /s/ Patricia Terhorst-Davis
--------------------------------
        Patricia Terhorst-Davis

DATE: 12/04/03


BY: /s/  Troy Lynette
------------------------------
         Troy Lynette

DATE: 12/04/03


BY:  /s/ Rob Packham
------------------------------
         Rob Packham

DATE: 12/04/03


BY:  /s/ Sooren Ramdenee
------------------------------
         Sooren Ramdenee

DATE: 12/04/03


BY: /s/  Vuyo Mkhize
------------------------------
         Vuyo Mkhize

DATE: 12/04/03


BY:  /s/ Deon Katzen
------------------------------
         Deon Katzen

DATE: 12/04/03


BY: /s/  Constance Maccioni
------------------------------
         Constance Maccioni

DATE: 12/04/03

                                    EXHIBIT A

The following sets forth the services to be rendered by each Consultant, the fees for such services and the number of S-8 shares to be issued as payment.

Consultant                  Services                                            Fees        Shares
----------                  --------                                            ----        ------
Franco Maccioni             Infrastructure development and operations           $3,700       25,000

Thobeka Mafuduka            Infrastructure development and operations           $7,400       50,000

Mpilo Mdakane               Infrastructure development and operations          $14,800      100,000

Patricia Terhorst-Davis     Infrastructure development and operations           $7,400       50,000

Troy Lynette                Infrastructure development and operations           $7,400       50,000

Rob Packham                 Infrastructure development and operations           $3,700       25,000

Sooren Ramdenee             Infrastructure development and operations           $4,700       25,000

Vuyo Mkhize                 Infrastructure development and operations           $7,400       50,000

Deon Katzen                 Infrastructure development and operations          $11,100       75,000

Constance Maccioni          Infrastructure development and operations         $170,200    1,150,000